SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      NOVEMBER 15, 1996


                              LOGIPHONE GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



           DELAWARE                  33-19324                   75-0223079
(STATE OF OTHER JURIS-             (COMMISSION                (IRS EMPLOYER
DICTION OF INCORPORATION)          FILE NUMBER)             IDENTIFICATION NO.)




607 WEST BROADWAY, SUITE 247, FAIRFIELD, IOWA                             52556
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE     (515)469-3044


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Item 5.           Other Material Information

         STOCK DIVIDEND. On October 15, 1996, the Board of Directors of Logiphone Group, Inc. (the "Company") declared a one-for-one stock dividend (the "Stock Dividend") of the common stock, par value $.0001, of the Company (the "Common Stock") such that the Company shall issue one share of Common Stock for each share of Common Stock outstanding on the record date (the "Record Date") for the Stock Dividend. The Board of Directors set the Record Date as November 29, 1996.

         As a result of the Stock Dividend, the number of shares of Common Stock to be issued to a Dutch affiliate ("DutchCo") of Doron Mishor, a director of the Company, for an aggregate purchase price of $120,000, pursuant to the DutchCo Agreement (as defined in the Company's Form 8-K (the "Form 8-K"), dated November 12, 1996) shall be increased from 500,000 to 1,000,000 so that DutchCo shall continue to own 10% of the shares outstanding following the issuance of such shares. In addition, the options and warrants that have been granted by the Company prior to the Record Date (and which are described in the Form 8-K) shall become on the Record Date options or warrants to purchase twice as many shares of Common Stock at one-half of the per share purchase price, so that the product of multiplying the purchase price times the number of shares subject to the options and warrants shall remain constant.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LOGIPHONE GROUP, INC.
                                            (formerly Star Resources, Inc.)



Date:  November 27, 1996                    By:/s/Ronald D. Gardner
                                               ----------------------------
                                               Ronald D. Gardner, President


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